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                                                                  EX-99.B(h)(1)

                            ADMINISTRATION AGREEMENT


                           Wells Fargo Variable Trust
                          525 Market Street, 12th Floor
                             San Francisco, CA 94105

         THIS AGREEMENT is made as of this 1st day of March, 2001, by and between Wells Fargo Variable Trust, a Delaware business trust (the "Trust") and Wells Fargo Funds Management, LLC, a limited liability company organized under the laws of the State of Delaware ("Funds Management").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain Funds Management to render certain administrative services to the Trust's investment portfolios listed on Appendix A (individually, a "Fund" and collectively, the "Funds"), and Funds Management is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1.   Appointment. The Trust hereby appoints Funds Management to act as
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Administrator of the Funds, and Funds Management hereby accepts such appointment and agrees to render such services and duties set forth in Paragraph 3, for the compensation and on the terms herein provided. Each new investment portfolio established in the future by the Trust shall automatically become a "Fund" for all purposes hereunder as if it were listed on Appendix A, absent written notification to the contrary by either the Trust or Funds Management.

         2.   Delivery of Documents. The Trust shall furnish to, or cause to be
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furnished to, Funds Management originals of, or copies of, all books, records, and other documents and papers related in any way to the administration of the Trust.

         3.   Duties as Administrator. Fuunds Management shall, at its expense,
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provide the following administrative services in connection with the operations of the Trust and the Funds:

              (a) receive and tabulate shareholder votes;

              (b) furnish statistical and research data;

              (c) coordinate (or assist in) the preparation and filing with the
                  U.S. Securities and Exchange Commission ("SEC") of registration statements, notices, shareholder reports, and other material required to be filed under applicable laws;

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              (d) prepare and file with the states registration statements, notices, reports, and other material required to be filed under applicable laws;

              (e) prepare and file Form 24F-2s and N-SARs;

              (f) review bills submitted to the Funds and, upon determining that a bill is appropriate, allocating amounts to the appropriate Funds and Classes thereof and instructing the Funds' custodian to pay such bills;

              (g) coordinate (or assist in) the preparation of reports and other information materials regarding the Funds including proxies and other shareholder communications, and review prospectuses;

              (h) prepare expense table information for annual updates;

              (i) provide legal and regulatory advice to the Funds in connection with its other administrative functions, including assignment of matters to outside legal counsel on behalf of the Trust and supervising the work of such counsel;

              (j) provide office facilities and clerical support for the Funds;

              (k) develop and implement procedures for monitoring compliance with regulatory requirements and compliance with the Funds' investment objectives, policies and restrictions;

              (l) serve as liaison between the Funds and their independent auditors;

              (m) prepare and file tax returns;

              (n) review payments of Fund expenses;

              (o) prepare expense budgeting and accruals;

              (p) provide communication, coordination, and supervision services with regard to the Funds' transfer agent, custodian, fund accountant, any co-administrators, and other service organizations that render recordkeeping or shareholder communication services;

              (q) provide information to the Funds' distributor concerning fund performance and administration;

              (r) assist the Trust in the development of additional investment portfolios;

              (s) provide reports to the Funds' board of directors regarding its activities;

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              (t) assist in the preparation and assembly of meeting materials, including comparable fee information, as required, for the Funds' board of directors; and

              (u) provide any other administrative services reasonably necessary for the operation of the Funds other than those services that are to be provided by the Trust's transfer and dividend disbursing agent, custodian, and fund accountant, provided that nothing in this Agreement shall be deemed to require Funds Management to provide any services that may not be provided by it under applicable banking laws and regulations.

         In performing all services under this Agreement, Funds Management shall: (a) act in conformity with the Trust's Declaration of Trust (and By-Laws, if any), the 1940 Act, and any other applicable laws as may be amended from time to time, and with the Trust's registration statement under the Securities Act of 1933 and the 1940 Act, as may be amended from time to time; (b) consult and coordinate with legal counsel to the Trust as necessary and appropriate; and (c) advise and report to the Trust and its legal counsel, as necessary and appropriate, with respect to any compliance or other matters that come to its attention.

         In connection with its duties under this Paragraph, Funds Management may, at its own expense, enter into sub-administration agreements with other service providers, provided that each such service provider agrees with Funds Management to comply with this Agreement and all relevant provisions of the 1940 Act, the Investment Advisers Act of 1940, any other applicable laws as may be amended from time to time, and all relevant rules thereunder. Funds Management will provide the Trust with a copy of each sub-administration agreement it executes relating to the Trust. Funds Management will be liable for acts or omissions of any such sub-administrators under the standards of care described herein under Paragraph 5.

         4.   Compensation. In consideration of the administration services to
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be rendered by Funds Management under this Agreement, the Trust shall pay Funds
Management a monthly fee, as shown on Appendix A, of the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the Funds' net assets during the preceding month. If the fee payable to Funds Management pursuant to this Paragraph begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from the effective date to the end of that month or from the beginning of that month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of each Fund's net assets shall be computed in the manner specified in that Fund's registration statement as then on file with the SEC for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of Fund shares. For purposes of this Agreement, a "business day" is any day that the Trust is open for trading.

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         5.     Limitation of Liability; Indemnification.
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                (a) Funds Management shall not be liable for any error of
judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Funds Management's willful misfeasance, bad faith, or negligence in the performance of its obligations and duties or that of its agents or sub-administrators, or by reason of its or their reckless disregard thereof. Any person, even though also an officer, director, employee or agent of Funds Management, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Funds Management's duties as Administrator hereunder), to be acting solely for the Trust and not as an officer, director, employee, or agent or one under the control or discretion of Funds Management even though paid by it.

                (b) The Trust, on behalf of each Fund, will indemnify Funds Management against and hold it harmless from any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit relating to the particular Fund and not resulting from willful misfeasance, bad faith, or negligence of Funds Management or its agents or sub-administrators in the performance of their obligations and duties, or by reason of its or their reckless disregard thereof. Funds Management will not confess any claim or settle or make any compromise in any instance in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. Any amounts payable by the Trust under this Subparagraph shall be satisfied only against the assets of the Fund involved in the claim, demand, action, or suit and not against the assets of any other Fund.

                (c) Funds Management will indemnify the Trust against and hold it harmless from any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit against the Trust or any Fund that resulted from a failure of Funds Management or its agents to act in accordance with the standard of care set forth in Subparagraph (a) above; provided that such loss, claim, damage, liability or expense did not result primarily from willful misfeasance, bad faith, or negligence of the Trust or its agents (other than Funds Management or agents of Funds Management) in the performance of their obligations and duties, or by reason of its or their reckless disregard thereof. The Trust will not confess any claim or settle or make any compromise in any instance in which Funds Management will be asked to provide indemnification, except with Funds Management's prior written consent.

         6.     Allocation of Expenses. Funds Management assumes and shall pay
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for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall, at its own expense, provide its own office space, facilities and equipment. In addition to the fees described in Section 4 of this Agreement, the Trust (or its other service providers, as may be provided pursuant to their respective agreements and contracts with the Trust) shall pay all of its expenses which are not expressly assumed by Funds Management hereunder. The expenses of legal counsel and accounting experts retained by Funds Management, after consulting with the Trust's legal counsel and independent auditors, as may be reasonably

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necessary or appropriate for the performance by Funds Management of its duties under this Agreement shall be deemed to be expenses of, and shall be paid for by, the Trust.

         7.  Amendments. This Agreement supersedes the administration agreement
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between Wells Fargo Bank, N.A. and Wells Fargo Variable Trust dated September
20, 1999, as approved by the Board of Trustees on March 26, 1999. This Agreement may be amended at any time by mutual agreement in writing of the Trust and Funds Management, provided that the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons of the Trust or any party to this Agreement, as defined by the 1940 Act, approves any such amendment in advance.

         8.  Administrator's Other Businesses. Except to the extent necessary to
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perform Wells Fargo's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Funds Management, or any affiliate or employee of Funds Management, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         9.  Duration. This Agreement shall become effective on its execution
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date and shall remain in full force and effect for one year or until terminated pursuant to the provisions in Paragraph 10, and it may be reapproved at least annually by the Board of Trustees, including a majority of the directors who are not interested persons of the Trust or any party to this Agreement, as defined by the 1940 Act.

         10. Termination of Agreement. This Agreement may be terminated at any
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time, without the payment of any penalty, by a vote of a majority of the members of the Trust's Board of Trustees, on 60 days' written notice to Funds
Management; or by Funds Management on 60 days' written notice to the Trust.

         11. Expense Waivers. If in any fiscal year the total expenses of a Fund
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incurred by, or allocated to, the Fund, excluding taxes, interest, brokerage commissions and other portfolio transaction expenses, other expenditures that are capitalized in accordance with generally accepted accounting principles, extraordinary expenses and amounts accrued or paid under a Rule 12b-1 Plan of the Fund and including only the fees provided for in Paragraph 4 and those provided for pursuant to the Fund's advisory agreement ("includible expenses"), exceed the applicable voluntary expense waivers, if any, set forth in the Prospectus, Funds Management shall waive or reimburse that portion of the excess derived by multiplying the excess by a fraction, the numerator of which shall be the percentage at which the fee payable pursuant to this Agreement is calculated under Paragraph 4, and the denominator of which shall be the sum of such percentage plus the percentage at which the fee payable pursuant to the Fund's advisory agreement is calculated (the "Applicable Ratio"), but only to the extent of the fee hereunder for the fiscal year. If the fees payable under this Agreement and/or the Fund's advisory agreement contributing to such excess portion are calculated at more than one percentage rate, the Applicable Ratio shall be calculated separately for and applied separately to the portions of excess attributable to, the period to which a particular percentage rate applied. At the end of each month of the Trust's fiscal year, the Trust shall review the includible expenses accrued during

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that fiscal year to the end of that period and shall estimate the includible expenses for the balance of that fiscal year. If as a result of that review and estimation it appears likely that the includible expenses will exceed the limitations referred to in this Paragraph for a fiscal year with respect to the Fund, the monthly fee set forth in Paragraph 4 payable to Funds Management for such month shall be reduced, subject to a later adjustment, by an amount equal to the Applicable Ratio times the estimated excess pro rated over the remaining months of the fiscal year (including the month just ended). For purposes of computing the excess, if any, the value of the Fund's net assets shall be computed in the manner specified in Paragraph 4, and any reimbursements required to be made by Funds Management shall be made once a year promptly after the end of the Trust's fiscal year.

         12.  Trust not bound to violate its Articles. Nothing in this Agreement
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shall require the Trust to take any action contrary to any provision of its
Declaration of Trust or to any applicable statute or regulation.

         13.  Miscellaneous.
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              (a)  Any notice or other instrument authorized or required by this
Agreement to be given in writing to the Trust or Funds Management shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

         To the Trust:

         Wells Fargo Variable Trust
         525 Market Street, 12th Floor
         San Francisco, California  94163
         Attention:  Karla M. Rabusch

         To Funds Management:

         Wells Fargo Funds Management, LLC
         525 Market Street, 12th Floor
         San Francisco, California  94163
         Attention:  Karla M. Rabusch

              (b) This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be subject to assignment (as that term is defined under the 1940 Act) without the written consent of the other party.

              (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

              (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to constitute only one agreement.

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              (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

              (f) If any provision of this Agreement is declared to be prohibited or unenforceable, the remaining provisions of this Agreement shall continue to be valid and fully enforceable.

       In witness whereof, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                          WELLS FARGO VARIABLE TRUST


                                          By: /s/ C. David Messman
                                              -------------------------------
                                               C. David Messman
                                               Secretary


                                          WELLS FARGO FUNDS MANAGEMENT, LLC


                                          By: /s/ Karla M. Rabusch
                                              -------------------------------
                                              Karla M. Rabusch
                                              Chief Administrative Officer and
                                              Chief Financial Officer

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                                   Appendix A

          Funds of Wells Fargo Variable Trust Covered by This Agreement


Fee of 0.15% of average daily
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net assets on an annual basis:
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1.    Asset Allocation Fund
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2.    Corporate Bond Fund
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3.    Equity Income Fund
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4.    Equity Value Fund
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5.    Growth Fund
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6.    International Equity Fund
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7.    Large Company Growth Fund
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8.    Money Market Fund
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9.   Small Cap Growth Fund
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Approved by Board of Trustees:   October 24, 2000.

Most Recent Approval Date:       August 7, 2001.

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